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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the (1) Registration Statement (Form S-8/S-3 No. 333-81755) pertaining to the 1997 Stock Plan and 1998 Employee Stock Purchase Plan of Covad Communications Group, Inc., (2) Registration Statement (Form S-8 No. 333-35632) pertaining to 1997 Stock Option Plan of Laser Link.net, Inc. and (3) Registration Statement (Form S-8 No. 333-49984) pertaining to the 2000 Stock Incentive Plan of BlueStar Communications Group, Inc. of our report dated March 21, 2002, with respect to the consolidated financial statements of Covad Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/  ERNST & YOUNG LLP

Walnut Creek, California
March 25, 2002

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